Exhibit 99.1
MedAvail Announces Changes to Executive Management and Board of Directors;
Preliminary Fourth Quarter and FY 2021 Results

MISSISSAUGA, Ontario and PHOENIX, Ariz. –January 11, 2022– MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”), a technology-enabled pharmacy company, today announced that Mark Doerr, RPh, has joined the company as chief executive officer (“CEO”) and director, effective January 10, 2022. Mr. Doerr succeeds Ed Kilroy, who is retired as CEO and from the board of directors and moving into an advisory role through March 31, 2022. The company also announced changes to its board of directors and reported preliminary fourth quarter and full year 2021 revenue results.

Gerard van Hamel Platerink has stepped down as chairperson of the board of directors. Mr. van Hamel Platerink has served on MedAvail’s board of directors since June 2012. He is succeeded by current director, Rob Faulkner. Helen Ciesielski, who has served on the board of directors since 2018, also stepped down. In addition to the appointment of Mark Doerr, the board of directors has also appointed two other new directors: Laurie McGraw and Paul Johnson. These changes to the board became effective as of January 10, 2022.

“On behalf of the entire company and the board of directors, I would like to thank Ed for his valuable contributions and decade of service to MedAvail. As CEO, Ed and his team built a strong platform to enable improved care for patients and new markets for pharmacy technology and services which underpin MedAvail’s sustainable growth,” said Mr. Faulkner. “We are pleased that he will continue to work with Mark to ensure a smooth transition for the company and wish him a happy retirement.”

On the appointment of Mr. Doerr, Mr. Faulkner continued, “The Board and I are very pleased that Mark will be leading MedAvail forward. He brings almost 30 years of experience in building and scaling organizations in pharmacy technology services. As MedAvail enters its next phase of growth, we are confident that Mark is the right strategic leader to drive value for MedAvail stakeholders.”

“I am honored to be joining MedAvail as CEO,” said Mr. Doerr. “This is an exciting time for MedAvail. Our technology solutions are unmatched, and we are uniquely positioned to provide transformative pharmacy technology and services that can truly benefit the lives of patients. We have an exciting pathway to accelerate the expansion of our pharmacy solutions.”

Mr. Doerr concluded, “I am also thrilled to welcome healthcare industry leaders, Laurie and Paul, to our board. They will be extremely valuable as we advance our initiatives to accelerate sustainable growth for MedAvail. I look forward to working alongside our management team and our board members, as we execute our strategy and deliver on our large growth opportunities ahead.”

Preliminary Fourth Quarter and Full Year 2021 Revenue Summary
Net sales for the fourth quarter are expected to be $6.9 million to $7.2 million, representing an increase of more than 123% compared to $3.1 million the same period in 2020.

Net sales for the full year are expected to be in the range of $21.7 million to $22.0 million, representing an increase of more than 55% compared to $14.0 million in 2020. Net sales in 2020 included a non-recurring benefit of $4.7 million recognized in conjunction with a commercial agreement from 2018; excluding this benefit, net sales increased more than 133% year over year.The company deployed 46 SpotRx MedCenters in new clinic sites in 2021.

“We are pleased with our fourth quarter performance, and I am proud of our team’s solid execution to cap the year in a position of strength,” said Mr. Kilroy. “It has been a highlight of my professional career to be part of the MedAvail team and to work with dedicated colleagues to build this transformational organization. I believe MedAvail is well positioned to create value in pharmacy technology and services.”

The financial information in this press release is preliminary and subject to completion of the company’s year-end financial reporting processes and audit procedures. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the quarter and fiscal year ended December 31, 2021, including all disclosures required by U.S. generally accepted accounting principles, and as our auditors conduct their review of these financial statements. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. MedAvail intends to report its full year and fourth quarter 2021 financial results in February 2022.

About Mark Doerr
Mr. Doerr has nearly 30 years of leadership experience in pharmacy services. Before MedAvail, he was Senior Vice President and General Manager at Change Healthcare for its Pharmacy Business Unit where he was responsible for all pharmacy business lines and led a 400-member team. Prior to Change Healthcare, Mr. Doerr served as CEO of the Blackstone-owned eRx Network that he successfully grew and which was acquired by Change Healthcare. He also served as Senior Vice President of Pharmacy at Giant Eagle. Earlier in his career, Mr. Doerr held key leadership roles with Adheris Health, Catalina Health and Sears Health. Mr. Doerr holds a Bachelor of Science in Pharmacy from Ohio Northern University.

About Laurie McGraw
Ms. McGraw is currently Senior Vice President, Health Solutions, a division of the American Medical Associations (“AMA”), where she is responsible for AMA’s data solutions used for innovation and standard-setting across the entire healthcare industry, which is a position she has held since February 2016. From 2013 to 2015, Ms. McGraw served as Chief Executive Officer of Shareable Ink, a clinical documentation and data solutions company. From 2000 to 2013, Ms. McGraw served in various leadership roles at Allscripts including President, Enterprise Solutions and Chief Client Officer. Ms. McGraw also spent ten years as a development leader and head of client success at ChannelHealth/IDX before its sale to Allscripts. Ms. McGraw received an Sc. B. with honors from Brown University.

About Paul Johnson
Mr. Johnson is currently Vice President, General Manager, Consumer of 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company, a position he has held since November 2021. From November 2013 until November 2021, Mr. Johnson served in various roles at Lemonaid Health, an online health company, prior to its acquisition by 23andMe, including as Chief Executive Officer from February 2018 until November 2021, Co-CEO from June 2015 until February 2018, and Chief Operating Officer from November 2013 until June 2015. In this capacity, Mr. Johnson developed and oversaw the company’s growth and exit. Prior to Lemonaid Health, he held roles as Head of Online at Lloyds Pharmacy and Director, UK at Zooplus AG. Mr. Johnson holds a Bachelors of Science, with honors in IT and Business Management from the University of Worcester.

About MedAvail
MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy organization, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

About SpotRx
SpotRx places control of the pharmacy experience back in the hands of consumers. SpotRx is a telehealth platform that delivers remote pharmacist consultations through an on-site dispensing kiosk, supplemented with home delivery capability.

Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's preliminary financial results; planned leadership changes; business strategy; market opportunity; expectations for growth; expansion plans; and customer partnerships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to risks discussed under the heading "Risk Factors" in both our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, and our Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2021, and other filings MedAvail makes with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:

Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com

SOURCE MedAvail Holdings Inc.